 Chordiant Software Reports Financial Results for the First Quarter Ended March 31, 2003

CUPERTINO, Calif.--(BUSINESS WIRE)--April 22, 2003--Chordiant Software, Inc. (Nasdaq:CHRD), the provider of the Chordiant Real Time Customer System for global business-to-consumer companies, today announced the financial results for the first quarter ended March 31, 2003.

Total revenues for the first quarter of 2003 were $13.8 million, compared to $17.1 million for the fourth quarter of 2002 and $22.8 million reported for the first quarter of 2002. First quarter license revenues were $4.1 million, compared to $6.8 million in the fourth quarter of 2002 and $11.1 million reported for the first quarter of 2002. Service revenues for the first quarter were $9.7 million, compared to $10.2 million in the fourth quarter of 2002 and $11.7 million reported for the first quarter of 2002. Chordiant had $34 million in cash and cash equivalents, restricted cash and short-term investments at March 31, 2003.

On a U.S. GAAP (Generally Accepted Accounting Principles) basis, Chordiant's first quarter 2003 net loss was $6.9 million, or 12 cents per share, compared to a net loss of $8.2 million, or 15 cents per share for the first quarter of 2002. First quarter 2003 non-GAAP net loss, which excludes amortization of deferred stock-based compensation and amortization of acquired intangible assets, was $4.2 million, or a non-GAAP net loss of 7 cents per share, compared to a non-GAAP net loss, which excludes amortization of deferred stock-based compensation, amortization of acquired intangible assets and one-time restructuring costs, of $3.3 million, or 6 cents per share for the first quarter of 2002.

Chordiant believes that its non-GAAP results provide useful information to investors because they reveal results excluding non-cash and cash expenses that Chordiant believes are not indicative of its on-going operations. The non-GAAP information is provided as a complement to results provided in accordance with GAAP, and should not be considered superior to or as a substitute for GAAP measures.

According to Stephen Kelly, president and chief executive officer, "We are effective in winning selection decisions at prospective customers, but our challenge is turning those software selections into predictable revenue streams in a timely manner. Because IT spending often represents more than half of all capital expenditures, CIOs and CFOs are required to deliver more comprehensive information and reviews to the executive committee on IT spending and selections. In the first quarter, there were four major transactions, where Chordiant had been selected as the supplier of choice, which were deferred. During the first quarter we completed transactions with customers including 21st Century Insurance, United Parcel Service, Aviva Group Company, T-Mobile International, Mobilkom Austria, Telenor Norway, John Lewis Partnership, and started 12 new engagements."

Kelly continued, "We have aligned our worldwide field organization given the business outlook and our revised revenue outlook. We are reducing expenses while maintaining our investments in products, technology and customer service."

"As part of our restructuring, Allen Swann, president of international, has been named president of worldwide sales. Robert Mullen, senior vice president based in Boston, will assume responsibilities for the North American sales organization reporting to Allen," Kelly announced. In addition, Chordiant has announced the reduction of its workforce by approximately 10 percent and expects to end the second quarter with approximately 280 employees worldwide.

Second Quarter 2003 Financial Outlook

"We anticipate generating revenues of $15 to $16 million for the second quarter 2003," said Steve Vogel, senior vice president and chief financial officer. "We are reducing our second quarter expenses by approximately $3 million and expect to have a restructuring charge of less than $1.0 million in the second quarter," he added.

Teleconference Web Cast

Chordiant management has scheduled a teleconference for 2:00 p.m. (PDT), 5:00 p.m. (EDT) and 22:00 (London) today to discuss financial results and business events for the first quarter of 2003, as well as the current outlook for the second quarter of 2003. This teleconference will be Web-cast live for all investors. Industry analysts and media are invited to attend the conference on a listen-only basis. For more information, including this press release and Chordiant's Current Report on Form 8-K, and non-GAAP financial measures that may be discussed on the Web-cast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and non-GAAP financial measures contained in the Form 8-K, and any other material financial and other statistical information contained in the Web-cast, please visit the Investor Relations section of Chordiant's Web site at www.chordiant.com .. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A phone replay will also be available for seven days after the live call at 303-590-3000, code 534057.

About Chordiant Software, Inc.

Chordiant serves businesses that have millions of consumer relationships where it is critical to balance the cost of servicing with customer value. Chordiant offers the Chordiant Real-Time Customer System, delivering transactional customer management solutions for Global 1000 B2C enterprises. The Chordiant Real-Time Customer System consists of Chordiant Solutions and Chordiant Services that integrate with existing IT infrastructure and leverage current assets.

Chordiant Solutions combine straight-through service processing with your business processes for multi-channel applications in marketing, the contact center, and retail channels, including self-service. The solutions provide end-to-end, process-driven applications, encompassing a single view of the customer, delivered through a role-based desktop. Chordiant Services enable rapid and successful implementations by reducing risk, increasing return on assets and lowering total cost of ownership.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston, Chicago, Manchester NH, New York City, London, Paris, Amsterdam, Frankfurt, Munich and Madrid. Visit us on the Web at www.chordiant.com ..

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at www.sec.gov . Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

                     Chordiant Software, Inc.
          Unaudited Condensed Consolidated Income Statements
               (in thousands, except per-share amounts)

                                                    Three months ended
                                                         March 31,
                                                       2003      2002
                                                    --------  --------
Revenues:
   License                                          $ 4,138   $11,085
   Service                                            9,677    11,723
                                                    --------  --------
        Total revenues                               13,815    22,808

Cost of revenues:
   License                                              261       566
   Service                                            5,926     9,554
                                                    --------  --------
        Total cost of revenues                        6,187    10,120

Gross profit                                          7,628    12,688
                                                    --------  --------

Operating expenses:
   Sales and marketing                                6,016     9,114
   Research and development                           4,070     4,935
   General and administrative                         1,560     2,190
   Amortization of deferred stock-based compensation  1,839       516
   Amortization of acquired intangible assets           890       825
   Restructuring costs                                   --     3,558
                                                    --------  --------
        Total operating expenses                     14,375    21,138
                                                    --------  --------

Loss from operations                                 (6,747)   (8,450)
Interest expense                                        (47)       (4)
Other income, net                                      (152)      245
                                                    --------  --------
Net loss                                            $(6,946)  $(8,209)
                                                    ========  ========

Net loss per share:
   Basic and diluted                                $ (0.12)  $ (0.15)
                                                    ========  ========
   Weighted average shares                           57,219    53,700
                                                    ========  ========

Supplemental information(1):

Non-GAAP financial measures and reconciliation
   Net loss                                         $(6,946)  $(8,209)
   Less: Amortization of deferred stock-based
    compensation                                      1,839       516
   Less: Amortization of acquired intangible assets     890       825
   Less: Restructuring costs                             --     3,558

                                                    --------  --------
Net loss excluding restructuring costs and certain
 non-cash items                                     $(4,217)  $(3,310)
                                                    ========  ========
Basic and diluted net loss per share excluding
 restructuring costs and certain non-cash items     $ (0.07)  $ (0.06)
                                                    ========  ========
   Weighted average shares                           57,219    53,700
                                                    ========  ========

(1) The accompanying supplemental financial information is presented for informational purposes only and should not be considered as substitute for the historical financial information presented in accordance with generally accepted accounting principles in the
    United States.

                       Chordiant Software, Inc.
            Unaudited Condensed Consolidated Balance Sheets
                            (in thousands)

                                               March 31,  December 31,
                                                  2003        2002
                                               ---------- ------------
ASSETS
Current Assets:
   Cash and cash equivalents                   $  30,232  $    30,731
   Short-term investments and restricted cash      3,739        9,245
   Accounts receivable, net                       14,270       15,343
   Other current assets                            3,566        3,162
                                               ---------- ------------
        Total current assets                      51,807       58,481

Property and equipment, net                        4,299        5,069
Goodwill, net                                     24,874       24,874
Intangible assets, net                             4,085        4,975
Other assets                                       2,883        3,288
                                               ---------- ------------
                                               $  87,948  $    96,687
                                               ========== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Borrowings                                  $   2,358  $     1,114
   Accounts payable                                5,124        5,936
   Accrued expenses                               10,833       14,007
   Deferred revenue                               13,522       15,990
                                               ---------- ------------
        Total current liabilities                 31,837       37,047

Deferred revenue, non-current                      7,129        8,532
Borrowings, non-current                            1,594          136
Other liabilities                                    140          161
                                               ---------- ------------
                                                  40,700       45,876
                                               ---------- ------------

Stockholders' Equity                              47,248       50,811
                                               $  87,948  $    96,687
                                               ========== ============